UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 6, 2019

Sunrun Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Market Street, 29th Floor
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2019 (the “Closing Date”), Sunrun Inc.’s (“Sunrun”) indirectly wholly-owned subsidiary, Sunrun Xanadu Issuer 2019-1, LLC (“Sunrun Xanadu”), completed an issuance of solar asset backed notes (the “Transaction”).
Sunrun Xanadu issued Solar Asset Backed Notes, Series 2019-1 (the “Notes”) in an aggregate principal amount of $204,000,000.  The Notes bear interest at a rate of 3.98% and have a rated final maturity of June 30, 2054.
The Notes may only be acquired by persons who are either (i) qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in offshore transactions in reliance on Regulation S.  The Notes have been rated A- (sf) by Kroll Bond Rating Agency, Inc.
The Collateral
 The Notes were issued by Sunrun Xanadu pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, between Sunrun Xanadu and Wells Fargo Bank, National Association (“Indenture Trustee”), as indenture trustee.  The Notes are secured by the membership interests in, and the portfolio of solar assets owned by, a single project company that is wholly and directly owned by Sunrun Xanadu.
 Sunrun (in such capacity, the “Transaction Manager”) will act as transaction manager pursuant to the terms of a Transaction Management Agreement between Sunrun and Sunrun Xanadu.  The Transaction Manager will be required to provide certain administrative, collection, and other management services for Sunrun Xanadu.
Events of Default and Amortization Events
 The Indenture contains events of default that are customary in nature for solar securitizations of this type, including (a) the non-payment of interest, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the Notes if they are not paid in full at their rated final maturity.  The Notes are also subject to amortization events that are customary in nature for solar securitizations of this type, including (i) the occurrence of an event of default and (ii) a debt service coverage ratio falling below certain levels. The occurrence of an amortization event or an event of default could result in accelerated amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes.
The description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which Sunrun plans to file as an exhibit to its next Quarterly Report on Form 10-Q.
Use of Proceeds
Sunrun intends to use the proceeds from the sale of the Notes for repayment of borrowings under existing credit facilities, for the payment of fees and expenses related to the Transaction, and to fund reserves required pursuant to the Transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information related to the Transaction described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Secuirty Holders

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on June 7, 2019. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2019.   The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of two nominees to serve as Class I directors until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified. The votes were cast as follows:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Alan Ferber	66,240,591	9,955,392	29,293,943
Lynn Jurich	66,553,682	9,642,301	29,293,943

Alan Ferber and Lynn Jurich were duly elected as Class I directors.

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes were cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
105,029,080	374,369	86,477	0

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019.

Proposal 3: Advisory Vote on the Compensation of Named Executive Officers. On an advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement was approved by the stockholders. The votes were cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
75,343,259	792,831	59,893	29,293,943

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers. On an advisory basis, the stockholders indicated their preference that future advisory stockholder votes to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement occur every year. The votes were cast as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
75,332,614	26,697	765,998	70,674	29,293,943

In accordance with the recommendation of the Company’s board of directors and the voting results for this proposal, the Company will hold future advisory votes on the compensation of the Company’s named executive officers every year until the next required vote on the frequency of such an advisory vote.

Item 8.01 Other Events.

Lead Independent Director and Board Committee Appointments
The board of directors of the Company has appointed Gerald Risk as lead independent director, effective as of June 7, 2019, to replace outgoing director Steve Vassallo. Mr. Risk will receive an annual retainer of $25,000 per year as compensation for his service as lead independent director.
Effective as of June 7, 2019, the board of directors also appointed Mary Powell to the Audit Committee and Alan Ferber to the Compensation Committee.
Disclosure Channels to Disseminate Information
The Company disseminates information to the public about the Company, its products, services and other matters through various channels, including the Company’s investor relations website (http://investors.sunrun.com), SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele General Counsel

Date: June 7, 2019